                                                                     Exhibit 12

                         GRANITE BROADCASTING CORPORATION
                     COMPUTATION OF BROADCAST CASH FLOW MARGIN
                          (in thousands except percentage)


                                                                Years ended December 31,
                                          --------------------------------------------------------------------   12 Months Ended
                                                                                                    Pro Forma     March 31, 1998
                                              1993         1994        1995       1996       1997      1997          Pro Forma
                                          ------------  ----------  ---------- ----------  -------- ----------   ---------------
Net revenue                                 $37,499       $62,856     $99,895   $129,164   $153,512  $151,503        $154,383
                                          ------------  ----------  ---------- ----------  -------- ----------   ---------------
                                          ------------  ----------  ---------- ----------  -------- ----------   ---------------

Operating Income                             $7,454       $15,355     $28,895    $35,748    $42,016   $26,911         $29,819

Add: Depreciation                             2,398         3,420       4,514      6,144      5,718     4,726           4,801
     Amortization                             3,359         3,873       7,592      9,737     13,824    25,102          23,461
     Corporate expense                        1,375         2,162       3,132      4,800      6,639     6,639           7,182
     Time brokerage agreement fees                -             -           -        150        600         -               -
     Non-cash compensation expense              123           282         363        496        986       986           1,125
                                          ------------  ----------  ---------- ----------  -------- ----------   ---------------

Broadcast cash flow                         $14,709       $25,092      $44,496   $57,075    $69,783   $64,364         $66,388
                                          ------------  ----------  ---------- ----------  -------- ----------   ---------------

Broadcast cash flow margin                    39.2%         39.9%        44.5%     44.2%      45.5%     42.5%           43.0%
                                          ------------  ----------  ---------- ----------  -------- ----------   ---------------
                                          ------------  ----------  ---------- ----------  -------- ----------   ---------------

                                                                                                           EXHIBIT 12


                                                     GRANITE BROADCASTING CORPORATION
                                                      COMPUTATION OF EBITDA MARGIN
                                                     (in thousands except percentage)


                                                              Years ended December 31,
                                        ---------------------------------------------------------------------   12 Months Ended
                                                                                                   Pro Forma     March 31, 1998
                                          1993        1994       1995       1996        1997          1997         Pro Forma
                                        ----------  ---------  ---------  ----------  ----------   ----------   ---------------


Net revenue                               $37,499     $62,856    $99,895    $129,164    $153,512   $151,503          $154,383
                                        ----------  ---------  ---------  ----------  ----------   ----------    ---------------
                                        ----------  ---------  ---------  ----------  ----------   ----------    ---------------

Operating Income                           $7,454     $15,355    $28,895     $35,748     $42,016    $26,911           $29,819

Add: Depreciation                           2,398       3,420      4,514       6,144       5,718      4,726             4,801
     Amorization                            3,359       3,873      7,592       9,737      13,824     25,102            23,461
     Non-cash compensation expense            123         262        363         496         986        986             1,125
                                        ----------  ---------  ---------  ----------  ----------   ----------    ---------------

EBITDA                                     13,334      22,930     41,364      52,125      62,544     57,725            59,206
                                        ----------  ---------  ---------  ----------  ----------   ----------    ---------------

EBITDA margin                               35.6%       36.5%      41.4%       40.4%       40.7%      38.1%             38.4%
                                        ----------  ---------  ---------  ----------  ----------   ----------    ---------------
                                        ----------  ---------  ---------  ----------  ----------   ----------    ---------------

                                                                    Exhibit 12

                       GRANITE BROADCASTING CORPORATION
             COMPUTATION OF EBITDA TO TOTAL CASH INTEREST EXPENSE
                       (in thousands except percentage)


                                                           Year Ended                       12 Months Ended
                                                           December 31,       Pro Forma      March 31, 1998
                                                               1997              1997           Pro Forma
                                                           ------------       ---------     ---------------
Operating income                                                $42,016         $26,911             $29,819

Add: Depreciation                                                 5,718           4,726               4,801
     Amortization                                                13,824          25,102              23,461
     Non-cash compensation expense                                  986             986               1,125
                                                           ------------       ---------      ---------------
EBITDA                                                           62,544          57,725              59,206
Total cash interest expense                                      38,986          39,862              39,027
                                                           ------------       ---------      ---------------

Ratio of EBITDA to
  total cash interest expense                                      1.60 x          1.45 x              1.52 x
                                                           ------------       ---------      --------------
                                                           ------------       ---------      --------------


                                                                      EXHIBIT 12


                         GRANITE BROADCASTING CORPORATION
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (in thousands except percentage)



                                                                Years ended December 31,                         12 Months Ended
                                          ---------------------------------------------------------  Pro Forma    March 31, 1998
                                              1993         1994        1995       1996       1997       1997        Pro Forma
                                          ------------  ----------  ---------- ----------  --------  ----------  ---------------

Fixed Charges:
  Interest expense                           $10,977      $10,707     $27,026    $36,765    $38,986   $ 39,862       $ 39,027
  Amortization of deferred
    financing costs                              506          842       1,736      2,087      2,182      2,002          2,651
  Interest component of rental expense            38           35          35         35         35         35             35
                                          ------------  ----------  ---------- ----------  --------  ----------  ---------------
    Total fixed charges                      $11,520      $11,584     $28,799    $38,887    $41,203   $ 41,899       $ 41,713
                                          ------------  ----------  ---------- ----------  --------  ----------  ---------------
                                          ------------  ----------  ---------- ----------  --------  ----------  ---------------
Earnings:
  Income (loss) before income taxes and
    extraordinary item                        (4,507)       3,497        (228)    (5,133)    (1,850)   (16,299)       (14,636)
  Fixed charges                               11,520       11,584      28,799     38,887     41,203     41,899         41,713
                                          ------------  ----------  ---------- ----------  --------  ----------  ---------------
Adjusted earnings                            $ 7,013      $15,081     $28,571    $33,754    $39,353    $25,600       $ 27,077
                                          ------------  ----------  ---------- ----------  --------  ----------  ---------------
                                          ------------  ----------  ---------- ----------  --------  ----------  ---------------
Ratio of earnings to fixed charges (a)             -         1.30  x        -          -          -          -              -


(a) Earnings were insufficient to cover fixed charges for the years ended December 31, 1993, 1995, 1996 and 1997 by $4,507, $228, $5,133 and $1,850,
respectively. Pro forma earnings would have been insufficient to cover fixed charges by $16,299 for the year ended December 31, 1997 and by $14,636 for the twelve months ended March 31, 1998.

                                                                    EXHIBIT 12

                          GRANNTE BROADCASTING CORPORATION
                 COMPUTATION OF RATIO OF LONG TERM DEBT TO EBITDA
                          (in thousands except percentage)


                                                                            12 Months Ended
                                                             Pro Forma       March 31, 1998
                                                 1997          1997             Pro Forma
                                              ----------    -----------     ---------------
Operating Income                               $ 42,016       $ 26,911          $ 29,819

Add: Depreciation                                 5,718          4,726             4,801
     Amortization                                13,824         25,102            23,461
     Non-cash compensation expense                  986            986             1,125
                                              ----------    -----------     ---------------

EBITDA                                           62,544         57,725            59,206
Total long-term debt                            329,779        419,461           419,461
                                              ----------    -----------     ---------------

Ratio of long-term debt to EBITDA                  6.28 x         7.27 x            7.08 x
                                              ----------    -----------     ---------------
                                              ----------    -----------     ---------------


                                                                      EXHIBIT 12


                         GRANITE BROADCASTING CORPORATION
                        COMPUTATION OF AFTER-TAX CASH FLOW
                                   (in thousands)


                                                                                                                     12 Months Ended
                                                                                                        Pro Forma     March 31, 1998
                                                  1993         1994        1995       1996       1997      1997          Pro Forma
                                              ------------  ----------  ---------- ----------  -------- ----------   ---------------
Income (loss) before extraordinary items       ($4,035)      $ 3,047      ($783)    ($5,894)   ($3,466)  ($16,645)      ($16,598)

Add: Depreciation                                2,398         3,420      4,514       6,144      5,718      4,726          4,801
     Amortization                                3,359         3,873      7,592       9,737     13,824     25,102         23,461
     Non-cash interest expense                     505           842      1,738       2,087      2,182      2,002          2,651
     Non-cash portion of (provision)
       benefit for income taxes                    459           187        290         386      1,300         --          1,513
     Equity in net (income) loss of invested        --            --       (439)        995      1,531      1,531          1,618
     Non-cash compensation expenses                123           282        363         496        986        986          1,125
                                              ------------  ----------  ---------- ----------  -------- ----------   ---------------
After-tax cash flow                             $2,809       $11,651    $13,275     $13,951    $22,075    $17,702        $18,571
